Exhibit 99.1

FactSet Research Systems Inc.

601 Merritt 7

Norwalk, Connecticut 06851
203.810.1000 / 203.810.1001 Fax

News Release

FOR IMMEDIATE RELEASE

FactSet’s Revenue and EPS Growth Rates Accelerate in the First Quarter of Fiscal 2015

●	ASV grew to $970 million, up 8.5% organically
●	Adjusted EPS rose to $1.32, up 11.9%
●	Free cash flow was $66 million, up 25.9% over the prior year

NORWALK, Conn., December 16, 2014 - FactSet Research Systems Inc. (NYSE:FDS) (NASDAQ:FDS), a leading provider of integrated global financial information and analytical applications to the investment community, today announced its results for the first quarter of fiscal 2015.

For the quarter ended November 30, 2014, revenues advanced to $242.7 million, up 8.8% over the prior year. Included in this total was $2.5 million related to an acquisition completed less than a year ago. Operating income was $80.3 million compared to $74.7 million in the year ago quarter. Net income was $55.9 million versus $52.2 million a year ago. Diluted earnings per share were $1.32 compared to $1.19 in the same period of fiscal 2014.

Adjusted diluted EPS grew 11.9% as prior year EPS was adjusted to exclude income tax benefits of $0.01 per share from the U.S. Federal R&D tax credit.

A reconciliation between GAAP and adjusted financial measures is presented on page 8 of this press release.

Consolidated Statements of Income

(Condensed and Unaudited)

	Three Months Ended November 30,
(In thousands, except per share data)	2014	2013	Change
Revenues	$242,676	$222,975	8.8%
Operating income	$80,260	$74,740	7.4%
Net income	$55,860	$52,178	7.1%
Adjusted diluted earnings per share	$1.32	$1.18	11.9%
Diluted weighted average shares	42,340	43,773

“Our first quarter performance was a strong start to the fiscal year,” said Philip Hadley, Chairman and CEO. “The underlying growth rate of our business continues to expand and translated into double digit EPS growth for the 18th consecutive quarter. I was pleased that our growth was broad based across our products and derived from each geographic region. We also added 997 net new users, our best first quarter user addition in 7 years. This healthy performance pushed our user growth rate to 9.0% over the last 12 months.”

Annual Subscription Value (“ASV”)

ASV totaled $970.2 million at November 30, 2014, up 8.5% organically over the prior year. Excluding the impact from foreign currency, ASV increased $9.2 million over the last three months. ASV at any given point in time represents the forward-looking revenues for the next 12 months from all services currently being supplied to clients. Buy-side clients account for 82.5% of ASV and the remainder from sell-side firms that perform Mergers & Acquisitions (“M&A”) advisory work, capital markets services and equity research. The buy-side and sell-side ASV growth rates accelerated to 8.9% and 6.7%, respectively. Supplementary tables covering buy-side and sell-side ASV growth rates are presented on page 8 of this press release.

Financial Highlights – First Quarter of Fiscal 2015

●	ASV from U.S. operations was $654 million and $316 million was related to international operations.
●	U.S. revenues were $163.7 million, up 7.0% from the year ago first quarter.
●	Non-U.S. revenues rose to $79.0 million. Excluding incremental revenue from the acquisition of Matrix and the impact of foreign currency, the international growth rate was 9.8%.
●	Operating margin was 33.1%.
●	Quarterly free cash flow was $66.4 million, an increase of 25.9% over prior year.
●	The effective tax rate for the first quarter was 30.8%, as compared to 30.5% a year ago.

Operational Highlights – First Quarter of Fiscal 2015

●	Annual client retention was greater than 95% of ASV and 93% of clients, up from 92% a year ago.
●	Client count rose by 19 and totaled 2,762 at November 30, 2014.
●	Users of the FactSet workstation grew 9.0% and totaled 55,593 professionals at November 30, 2014.
●	Employee count was 6,887 at November 30, 2014, up 7.6% over last year.
●	Capital expenditures were $4.8 million.
●	A regular quarterly dividend of $16.2 million or $0.39 per share was paid on December 16, 2014 to common stockholders of record as of November 28, 2014.
●	Common shares outstanding were 41.6 million at November 30, 2014.
●	FactSet was named as one of the “20 Great Workplaces in Technology” for the first time by Great Place to Work.
●	FactSet opened a new office in Toronto, Canada to meet the needs of its growing Canadian client base.

U.S. Federal R&D Tax Credit

The U.S. Federal R&D tax credit expired on December 31, 2013 and was not extended as of November 30, 2014, the end of FactSet’s first quarter. Although a bill including the renewal of the R&D tax credit for calendar year 2014 has been approved by the U.S. House of Representatives, it has not been signed into law. Accordingly, FactSet did not recognize any income tax benefits from the Federal R&D tax credit during the just completed first quarter.

The impact of the Federal R&D tax credit to FactSet is estimated to be $8.1 million per year or $0.19 per share. It is important to note that the U.S. Federal R&D tax credit was never made a permanent credit, resulting in 9 expirations and 15 extensions since 1981. Only once in its 33-year history was the tax credit not retroactively re-enacted (from July 1, 1995 through June 30, 1996). However, the timing of FactSet’s ability to recognize the Federal R&D tax credit has been volatile due to the number of lapses and retroactive re-enactments. If FactSet had been able to recognize the full value of income tax benefits from the U.S. Federal R&D tax credit, adjusted EPS would have increased by $0.05 and $0.03 in the first quarter of fiscal 2015 and 2014, respectively, and the effective tax rate would have declined to 29% in both periods.

Share Repurchase Program and Authorization

FactSet repurchased 379,854 shares for $48.4 million during the first quarter. On December 15, 2014, the Board of Directors of FactSet approved a $300 million expansion of the existing share repurchase program. Including this expansion, $338.7 million is now available for future share repurchases. In the past 12 months, FactSet has returned $270 million to stockholders in the form of share repurchases, funded entirely by cash generated from operations.

Business Outlook

The following forward-looking statements reflect FactSet’s expectations as of today’s date. Given the number of risk factors, uncertainties and assumptions discussed below, actual results may differ materially. FactSet does not intend to update its forward-looking statements until its next quarterly results announcement, other than in publicly available statements.

Second Quarter Fiscal 2015 Expectations

●	Revenues are expected to range between $244 million and $248 million.
●	Operating margin is expected to range between 32.8% and 33.8%.
●	The annual effective tax rate is expected to range between 31.0% and 32.0% and assumes that the U.S. Federal R&D tax credit will not be re-enacted by the end of the second quarter of fiscal 2015.
●	Diluted EPS should range between $1.35 and $1.37. The midpoint of this range represents 12.4% growth over the prior year.

Conference Call

The Company will host a conference call today, December 16, 2014, at 11:00 a.m. (Eastern Time) to review the first quarter fiscal 2015 earnings release. To listen, please visit the investor relations section of the Company’s website at www.factset.com.

Forward-looking Statements

This news release contains forward-looking statements based on management's current expectations, estimates and projections. All statements that address expectations or projections about the future, including statements about the Company's strategy for growth, product development, market position, subscriptions, expected expenditures and financial results are forward-looking statements. Forward-looking statements may be identified by words like "expects," "anticipates," "plans," "intends," "projects," "should," "indicates," "continues," "subscriptions" and similar expressions. These statements are not guarantees of future performance and involve a number of risks, uncertainties and assumptions. Many factors, including those discussed more fully elsewhere in this release and in FactSet's filings with the Securities and Exchange Commission, particularly its latest annual report on Form 10-K and quarterly reports on Form 10-Q, as well as others, could cause results to differ materially from those stated. These factors include, but are not limited to: the current status of the global economy; the ability to integrate newly acquired companies and businesses; the stability of global securities markets; the ability to hire qualified personnel; the maintenance of the Company's leading technological position; the impact of global market trends on the Company's revenue growth rate and future results of operations; the negotiation of contract terms with corporate vendors, data suppliers and potential landlords; the retention of key clients; the successful resolution of ongoing audits by tax authorities; the continued employment of key personnel; the absence of U.S. or foreign governmental regulation restricting international business; and the sustainability of historical levels of profitability and growth rates in cash flow generation.

About Adjusted Diluted Earnings per Share

The generally accepted accounting principles (“GAAP”) financial measure, diluted earnings per share, has been adjusted because the U.S. Federal R&D tax credit expired on December 31, 2013 and was not extended as of November 30, 2014, the end of FactSet’s first quarter of fiscal 2015. Diluted EPS of $1.19 in the year ago quarter was lowered by $0.01 per share to $1.18 to exclude income tax benefits from the U.S. Federal R&D tax credit. FactSet uses this adjusted financial measure, both in presenting its results to stockholders and the investment community, and in its internal evaluation and management of the business. The Company believes that adjusted diluted EPS is useful to investors because it permits investors to view the Company’s performance using the same tools that management uses to gauge progress in achieving its goals. Investors may benefit from referring to adjusted diluted EPS in assessing the Company’s performance and when planning, forecasting and analyzing future periods and may also facilitate comparisons to its historical performance. The presentation of adjusted diluted EPS is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP.

About Non-GAAP Free Cash Flow

The GAAP financial measure, cash flows provided by operating activities, has been adjusted to report non-GAAP free cash flow that includes the cash cost for taxes and changes in working capital, less capital expenditures. Included in the just completed first quarter was $71.2 million of net cash provided by operations and $4.8 million of capital expenditures. The presentation of free cash flow is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP. FactSet uses this financial measure, both in presenting its results to stockholders and the investment community, and in the Company’s internal evaluation and management of the business. Management believes that this financial measure is useful to investors because it permits investors to view the Company’s performance using the same metric that management uses to gauge progress in achieving its goals and is an indication of cash flow that may be available to fund further investments in future growth initiatives.

About FactSet

FactSet, a leading provider of financial information and analytics, helps the world’s best investment professionals outperform. More than 50,000 users stay ahead of global market trends, access extensive company and industry intelligence, and monitor performance with FactSet’s desktop analytics, mobile applications, and comprehensive data feeds. The Company has been included in FORTUNE's Top 100 Best Companies to Work For, the United Kingdom’s Great Places to Work and France’s Best Workplaces. FactSet is listed on the New York Stock Exchange and NASDAQ (NYSE:FDS) (NASDAQ:FDS). Learn more at www.factset.com, and follow us on Twitter: www.twitter.com/factset.

FactSet Research Systems Inc.

Consolidated Statements of Income – Unaudited

	Three Months Ended November 30,
(In thousands, except per share data)	2014	2013

Revenues	$242,676	$222,975

Operating expenses
Cost of services	97,543	83,250
Selling, general and administrative	64,873	64,985
Total operating expenses	162,416	148,235

Operating income	80,260	74,740

Other income	430	341
Income before income taxes	80,690	75,081

Provision for income taxes	24,830	22,903
Net income	$55,860	$52,178

Diluted earnings per common share	$1.32	$1.19

Diluted weighted average common shares	42,340	43,773

FactSet Research Systems Inc.

Consolidated Statements of Comprehensive Income – Unaudited

	Three Months Ended November 30,
(In thousands)	2014	2013

Net income	$55,860	$52,178

Other comprehensive income (loss), net of tax
Net unrealized (loss) gain on cash flow hedges*	(112)	2,647
Foreign currency translation adjustments	(13,555)	8,148
Other comprehensive (loss) income	(13,667)	10,795

Comprehensive income	$42,193	$62,973

* For the three months ended November 30, 2014, the unrealized loss on cash flow hedges was net tax benefits of $67. The unrealized gain on cash flow hedges disclosed above for the three months ended November 30, 2013, was net tax expense of $1,980.

FactSet Research Systems Inc.

Consolidated Balance Sheets - Unaudited

	November 30,	August 31,
(In thousands)	2014	2014

ASSETS
Cash and cash equivalents	$115,235	$116,378
Investments	24,727	20,008
Accounts receivable, net of reserves	88,453	90,354
Prepaid taxes	-	6,532
Deferred taxes	1,985	1,841
Prepaid expenses and other current assets	15,332	14,662
Total current assets	245,732	249,775

Property, equipment, and leasehold improvements, net	55,908	57,641
Goodwill	279,421	285,608
Intangible assets, net	38,075	41,855
Deferred taxes	21,714	22,377
Other assets	5,629	5,956
TOTAL ASSETS	$646,479	$663,212

LIABILITIES
Accounts payable and accrued expenses	$30,996	$26,971
Accrued compensation	18,989	42,481
Deferred fees	34,529	36,504
Taxes payable	19,627	5,036
Deferred taxes	210	-
Dividends payable	16,216	16,299
Total current liabilities	120,567	127,291

Deferred taxes	2,533	2,921
Taxes payable	5,845	5,501
Deferred rent and other non-current liabilities	15,901	16,417
TOTAL LIABILITIES	$144,846	$152,130

STOCKHOLDERS’ EQUITY
Common stock	$493	$491
Additional paid-in capital	428,865	413,754
Treasury stock, at cost	(785,286)	(734,746)
Retained earnings	889,149	849,504
Accumulated other comprehensive loss	(31,588)	(17,921)
TOTAL STOCKHOLDERS’ EQUITY	501,633	511,082
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$646,479	$663,212

FactSet Research Systems Inc.

Consolidated Statements of Cash Flows - Unaudited

(In thousands)	Three Months Ended November 30,
	2014	2013
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$55,860	$52,178
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	8,216	8,763
Stock-based compensation expense	5,277	5,116
Deferred income taxes	341	(679)
Loss (gain) on sale of assets	24	(23)
Tax benefits from share-based payment arrangements	(2,458)	(2,144)
Changes in assets and liabilities, net of effects of acquisition
Accounts receivable, net of reserves	1,627	(2,612)
Accounts payable and accrued expenses	4,548	(316)
Accrued compensation	(23,061)	(21,213)
Deferred fees	(1,696)	(94)
Taxes payable, net of prepaid taxes	23,667	19,108
Prepaid expenses and other assets	(1,011)	3,036
Deferred rent and other non-current liabilities	(166)	(3,280)
Other working capital accounts, net	-	299
Net cash provided by operating activities	71,168	58,139

CASH FLOWS FROM INVESTING ACTIVITIES
Acquisition of business, net of cash acquired	-	(15,288)
Purchases of investments	(12,437)	(7,172)
Proceeds from sales of investments	7,535	6,871
Purchases of property, equipment and leasehold improvements, net of proceeds from dispositions	(4,814)	(5,438)
Net cash used in investing activities	(9,716)	(21,027)

CASH FLOWS FROM FINANCING ACTIVITIES
Dividend payments	(16,184)	(15,064)
Repurchase of common stock	(50,539)	(60,062)
Proceeds from employee stock plans	7,381	9,484
Tax benefits from share-based payment arrangements	2,458	2,144
Net cash used in financing activities	(56,884)	(63,498)

Effect of exchange rate changes on cash and cash equivalents	(5,711)	3,780

Net decrease in cash and cash equivalents	(1,143)	(22,606)

Cash and cash equivalents at beginning of period	116,378	196,627
Cash and cash equivalents at end of period	$115,235	$174,021

Reconciliation of GAAP to Adjusted Financial Measures

The U.S. GAAP financial measure, diluted EPS, has been adjusted below. FactSet uses this adjusted financial measure, both in presenting its results to stockholders and the investment community, and in its internal evaluation and management of the business. The Company believes that adjusted diluted EPS is useful to investors because it permits investors to view the Company’s performance using the same tools that management uses to gauge progress in achieving its goals. Investors may benefit from referring to adjusted diluted EPS in assessing the Company’s performance and when planning, forecasting and analyzing future periods and may also facilitate comparisons to its historical performance.

(Unaudited)	Three Months Ended November 30,
	2014	2013
GAAP Diluted EPS	$1.32	$1.19
U.S. Federal R&D income tax benefit (a)	-	(0.01)
Adjusted Diluted EPS	$1.32	$1.18	11.9%

(a)

GAAP diluted EPS in the year ago first quarter was adjusted to exclude income tax benefits of $0.01 per share as the U.S. Federal R&D tax credit was not re-enacted as of November 30, 2014, the end of FactSet’s first quarter of fiscal 2015.

Supplementary Schedules of Historical ASV by Client Type

The following table presents the percentages and growth rates of ASV by client type, excluding currency, and can be useful to facilitate historical comparisons.

	Q1‘15	Q4‘14	Q3’14	Q2‘14	Q1‘14	Q4‘13	Q3’13
% of ASV from buy-side clients	82.5%	82.6%	83.1%	82.7%	82.2%	81.6%	82.0%
% of ASV from sell-side clients	17.5%	17.4%	16.9%	17.3%	17.8%	18.4%	18.0%

ASV Growth rate from buy-side clients	8.9%	8.5%	8.0%	6.4%	6.2%	6.4%	7.1%
ASV Growth rate from sell-side clients	6.7%	1.6%	0.0%	(0.5%)	(2.7%)	0.7%	(3.5%)

The following table presents the calculation of the above-mentioned growth rates by client type for the first quarter of fiscal 2015.

(In thousands)	November 30,		Q1 2015
	2014	2013	ASV Growth Rate
As reported ASV	$970.2	$890.1
Less acquired ASV*	(7.3)	-
Less currency impact**	2.6	-
Organic ASV total	$965.5	$890.1	8.5%
Buy-side	$796.5	$731.7	8.9%
Sell-side	$169.0	$158.4	6.7%

*	Acquired ASV from Matrix Data Limited on December 10, 2013
**	Primarily from ASV billed in Japanese Yen, which was negatively impacted by a decline in the Yen vs. the U.S. dollar

Reconciliation of Non-GAAP Financial Measures

Financial measures in accordance with U.S. GAAP including operating income, net income and diluted earnings per share have been adjusted below.

Three Months Ended November 30, 2014

(Condensed and Unaudited) In thousands, except per share data	GAAP	Stock-Based Compensation	Amortization of Intangible Assets	Non-GAAP
Operating Income	$80,260	$5,277	$2,101	$87,638
Net Income (a)	$55,860	$3,652	$1,454	$60,966
Diluted EPS (a)	$1.32	$0.09	$0.03	$1.44
Weighted Average Shares	42,340			42,340

(a)

For the purposes of calculating non-GAAP net income and non-GAAP diluted EPS, stock-based compensation expense and amortization of intangible assets were taxed at the current year annual effective tax rate of 30.8%.